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                                   EXHIBIT 11

                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted except per share amounts)


                                                                  1997            1996             1995
                                                                  ----            ----             ----

Basic Earnings per share:

     Net income                                             $  299,375       $ 223,760       $  227,350
                                                           ============     ===========     ============

     Average shares outstanding                                 55,179          55,736           55,668
                                                           ============     ===========     ============

     Net income per common share                            $     5.43       $    4.01       $     4.08
                                                           ============     ===========     ============



Diluted earnings per share:

     Net income                                             $  299,375       $ 223,760       $  227,350

     Interest on convertible debentures--net of tax              2,712           2,859            2,860
                                                           ------------     -----------     ------------

     Net income for per share calculation (diluted)         $  302,087       $ 226,619       $  230,210
                                                           ============     ===========     ============



     Average shares outstanding                                 55,179          55,736           55,668

     Effective of dilutive securities:

     5.5% convertible senior debentures                          1,309           1,789            1,793

     Stock options                                                 443             256              221
                                                           ------------     -----------     ------------

     Total dilutive shares                                      56,931          57,781           57,682
                                                           ============     ===========     ============

     Net income per common share--diluted                   $     5.31       $    3.92       $     3.99
                                                           ============     ===========     ============
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